As filed with the Securities and Exchange Commission on February 18, 2010

Registration Statement No. 333-163928

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

BORGWARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3404508 (I.R.S. Employer Identification No.)

3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John J. Gasparovic
Vice President, General Counsel and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-0813
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Administrator for Service)

Copies to:

Brad B. Arbuckle, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.
840 West Long Lake Road, Suite 200
Troy, Michigan 48098
(248) 879-2000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer  ☒                                           Accelerated filer  ☐                                Non-accelerated filer  ☐                                           Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Voting Common Stock	500,000(1)	$32.62	$16,310,000	$1,162.91

(1)           Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of the Registrant’s common stock as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2)           Calculated pursuant to Rule 457(c), based on the average of the high and low prices reported on the New York Stock Exchange on December 18, 2009.  (The registration fee was previously paid.)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to BorgWarner Inc.’s Registration Statement on Form S-3 (File No. 333-163928), as amended, is being filed for the purposes of amending and restating the Registration Statement.

BORGWARNER INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
500,000 Shares
Common Stock, Par Value $0.01 Per Share

This prospectus relates to shares of common stock that we may offer and sell from time to time according to the terms of the BorgWarner Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). Participants should retain this prospectus for future reference.

On December 18, 2009, our Board of Directors authorized the Plan and established the number of shares of common stock that we may offer and sell pursuant to the Plan at 500,000.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting cash dividends paid on our common stock and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. The minimum purchase for initial cash purchases is $500 and the minimum purchase of optional cash purchases is $50. The maximum limit for both initial and optional cash purchases is $10,000 per transaction, not to exceed an aggregate of $120,000 in any calendar year.  This prospectus describes and constitutes the Plan.

Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares or from treasury shares.

We have appointed The Bank of New York Mellon (the "Plan Administrator") to serve as the administrator of the Plan, with certain administrative support provided by its designated affiliates. You may enroll in the Plan through the Plan Administrator's website (www.bnymellon.com/shareowner) by clicking on Investor Service Direct or by calling 1-800-851-4229 toll free and responding to the appropriate prompts. You may also enroll in the Plan by completing an enrollment form and returning it to the Plan Administrator.

Investing in our common stock involves certain risks. Please refer to “Risk Factors”  on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “BWA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February __, 2010

TABLE OF CONTENTS

ABOUT THIS DOCUMENT	4
WHERE YOU CAN FIND MORE INFORMATION	4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5
FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	6
ABOUT BORGWARNER INC.	6
USE OF PROCEEDS	7
DESCRIPTION OF OUR DIVIDEND REINVESTMENT AND STOCK
PURCHASE PLAN	7
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	20
EXPERTS	20

ABOUT THIS DOCUMENT

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover.  Our business, financial condition, results of operations and prospects may have changed since that date.

For purposes of this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, all references to the “Company,” “BorgWarner,” “we,” “us” or “our” refer to BorgWarner Inc. including, as appropriate, its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “BWA” and all such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it.  This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus- supplement under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus supplement is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Proxy Statement on Schedule 14A relating to our annual meeting of shareholders held on April 29, 2009;

•	our Current Reports on Form 8-K filed February 11, 2010, (excluding portions furnished under Item 2.02); and

•
the description of our voting common stock, par value $0.01 per share, contained in our registration statement on Form S-3 (registration no. 333-149539) filed on March 4, 2008, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
Attention:  Corporate Secretary

FORWARD-LOOKING STATEMENTS

When used in this prospectus supplement, the accompanying prospectus or any document incorporated herein by reference, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus for a discussion of the factors that you should consider in connection with an investment in shares of our common stock.

ABOUT BORGWARNER INC.

We are a leading, global supplier of highly engineered systems and components, primarily for powertrain applications.  The Company’s products help improve vehicle performance, fuel efficiency, air quality and vehicle stability.  These products are manufactured and sold worldwide, primarily to original equipment manufacturers (“OEMs”) of light-vehicles (i.e., passenger cars, sport-utility vehicles (“SUVs”), cross-over vehicles, vans and light-trucks).  The Company’s products are also sold to other OEMs of agricultural and off-highway vehicles.  The Company also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light and commercial vehicles.  The Company operates manufacturing facilities serving customers in the Americas, Europe and Asia, and is an original equipment supplier to every major automotive OEM in the world.

The Company reports its results under two reporting segments:  Engine and Drivetrain.  The Engine Group’s products currently fall into the following major categories:  turbochargers, chain products, emissions systems, thermal systems, diesel cold start and gasoline ignition technology and diesel cabin heaters.  The Drivetrain

Group’s major products are transmission components and systems, and 4WD and AWD torque management systems.

Our executive offices are located at 3850 Hamlin Road, Auburn Hills, Michigan 48326.  Our telephone number is (248) 754-9200.  Our website can be found at www.borgwarner.com.  Additional information regarding us, including our audited financial statements and descriptions of business, is contained in the documents incorporated by reference in this prospectus.  See “Where You Can Find More Information” below and “Incorporation of Documents by Reference” below.

USE OF PROCEEDS

To the extent that shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of those shares. The net proceeds to us from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF OUR DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

The following questions and answers explain and constitute the Plan.

PURPOSE

1.           What is the purpose of the Plan?

The purpose of the Plan is to provide both our existing stockholders and new investors with a simple, convenient, and economical means of purchasing shares of our common stock, including through new cash payments and the reinvestment of dividends on shares held in your Plan account.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of shares of common stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan's intended purpose precludes any person, organization or other entity from establishing a series of related accounts for conducting arbitrage operations and/or exceeding the optional monthly cash investment limit. We accordingly reserve the right to modify, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with its intended purpose.

ADVANTAGES AND DISADVANTAGES

2.           What are the advantages of participation in the Plan?

You do not need to be a current stockholder, nor do you need to have a broker, to buy our common stock through the Plan.

•	You can start investing with a relatively small amount of money, or with a single larger investment - whichever you prefer.

•	You may send a check to the Plan Administrator or arrange for funds to be deducted from your savings or checking account.

•
Dividends and optional cash purchases can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to your account. Dividends on fractional shares may also be reinvested in additional shares.

•
If you are already a stockholder, you can consolidate all your holdings of our common stock into a single account. You can deposit your stock certificates into your Plan account or, if you hold shares with a broker, you can transfer those shares into your own name and deposit them into your Plan account.

•
The Plan offers you flexibility when you decide to sell your shares. You may request the sale of some or all of your shares through the Plan Administrator at any time. Or, if you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares from the Plan, at no cost to you, and sell them through a broker of your choice.

3.           What are the disadvantages of participation in the Plan?

•
Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	We will not pay interest on funds we hold pending investment.

•
Sales of shares for participants are irrevocable and will be made at market prices at the time of sale. You will not be able to control the timing of such sales or to place "limit orders" specifying the prices at which you are willing to sell your shares.

•	The Plan Administrator will promptly process your instructions, but you should leave ample time for preparation and receipt of your stock certificate if you decide to go that route.

•
Shares held in the Plan by the Plan Administrator are not covered by the customer protection provisions of the Securities Investor Protection Act of 1970 relating to customers of failed securities broker-dealer firms and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

ADMINISTRATION

4.           Who administers the Plan for participants?

The Plan is administered by The Bank of New York Mellon, an entity independent of, and not affiliated with, BorgWarner Inc. The Plan Administrator, along with its designated affiliates, maintains records, prepares, and sends account statements to participants, and performs other duties related to the Plan.

PARTICIPATION

5.           Who is eligible to participate in the Plan?

Any person or legal entity is eligible to participate in the Plan. You do not have to be a current stockholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. However, you must become a stockholder of record in order to participate in the dividend reinvestment component of the Plan.  In all cases, optional cash purchases of shares through the plan must be made in U.S. currency drawn on a U.S. bank. In addition, before investing in our common stock, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

6.           How can I participate in the Plan?

Eligible stockholders as well as new investors can enroll either by going to the Plan Administrator's web site, using their automated voice response system, or requesting and returning an enrollment form by mail. Please refer to Question 31 for the Plan Administrator's web site, phone numbers, and addresses.

DIVIDEND REINVESTMENT

7.           How does the reinvestment process work?

As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends paid on your BorgWarner common stock, and your preference should be indicated on the enrollment form. If you complete and return an enrollment form without selecting one of these three options, all of your dividends will be automatically reinvested in shares of BorgWarner.

Full dividend reinvestment: If you select this option, all of the cash dividends paid on the shares you enroll in the Plan will automatically be reinvested to purchase additional shares of BorgWarner common stock.

•
Partial dividend reinvestment: If you select this option, a portion of your cash dividends will be paid to you in cash, and the remaining portion of your dividends will be automatically reinvested to purchase additional shares of BorgWarner common stock. If you choose partial reinvestment, you must specify on the enrollment form the number of whole shares on which you wish to continue to receive cash dividends by check or to have directly deposited into your designated checking or savings account, as further described below. The remaining dividends will be automatically reinvested.

•
No dividend reinvestment: If you select this option, all of your dividends will be paid to you in cash. You may choose to have your cash dividends directly deposited into your designated checking or savings account or sent to you by check.

To arrange to have your dividends directly deposited into your designated bank account, you must complete the appropriate section on the enrollment form. You may request an enrollment form by calling the Plan Administrator at 1-800-851-4229, or you may authorize the direct deposit of dividends when you enroll in the Plan online, or access your account online at www.bnymellon.com/shareowner/isd.

8.           When will the reinvestment of my dividends begin?

Typically, when a cash dividend is paid by BorgWarner, it is paid quarterly near the middle of February, May, August and November to stockholders of record as of the applicable record date, which is usually about two weeks prior to the dividend payment date. The reinvestment of your dividends will begin with the first quarterly cash dividend that we pay following your enrollment, but only if your enrollment is received by the record date for that dividend. If your enrollment is received between a record date and a payable date, the reinvestment of your dividends will commence with the dividend payment in the following quarter.

The payment of dividends on our common stock is at the discretion of our board of directors. There is no guarantee that we will pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, our financial condition, applicable government regulations and other factors deemed relevant by our board.  Our board of directors has determined conditions in the automotive industry do not support the payment of cash dividends on our common stock at this time.  The board of directors will determine whether and when to resume the payment of dividends.  In addition our credit agreement limits the aggregate amount of cash dividends we can pay to $30,000,000 in 2009 and $40,000,000 in 2010.

9.           Can I deposit stock certificates for safekeeping with the Plan Administrator?

You may deposit any or all of your BorgWarner stock certificates with the Plan Administrator for safekeeping. This added feature relieves you of the worry associated with the possibility of loss, theft, or destruction of the certificates. This service is provided to Plan participants without charge.

INITIAL AND OPTIONAL CASH PURCHASES

10.           When and how can I make initial or optional cash purchases?

New investors may make an initial cash purchase when enrolling in the Plan by enclosing a check with their enrollment form, or by authorizing an automatic debit from a designated bank account when enrolling online at the Plan Administrator's website. In both cases, the minimum initial cash purchase amount is $500.

As a Plan participant, you may also make optional cash purchases of our common stock. The minimum cash purchase accepted per transaction is $50, and you may make purchases up to a maximum of $10,000 per transaction, not to exceed an aggregate of $120,000 in any calendar year.  The funds for purchases will be applied toward the purchase of shares for your account as promptly as practicable, usually within five (5) business days upon receipt of funds by the Plan Administrator.

Your cash purchases may be commingled by the Plan Administrator with dividends and with other participants' cash purchases for the purpose of buying shares of common stock. You cannot specify the prices or timing of purchases, nor can you place any other limitations on the purchase of shares other than those specified under these terms and conditions. No interest will be paid on optional cash purchases pending investment.

If you choose to submit a check, be sure to use the contribution form that appears on your Plan statement, and mail it to the address specified on the form. Alternatively, if you wish to make regular monthly purchases, you may authorize automatic deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. You also may authorize individual debits from your bank account.

11.           Am I obligated to make cash purchases if I enroll in the Plan?

No. Cash purchases are entirely voluntary. You may supplement the reinvestment of your dividends with optional cash purchases as often as you like, or not at all. Or you may buy shares with optional cash purchases and choose not to reinvest any or all of your dividends.

FEES

12.           What fees may I incur by participating in the Plan?

The costs and fees associated with the Plan, including enrollment costs, administrative service fees and/or trading fees, are set forth below:

Initial Investment Fee	No charge.
Optional Cash Investments	No charge.

Reinvestment of Dividends	No charge.

Sale of Shares
Transaction Fee	$15.00 per transaction plus $0.12 per share sold (includes trading fees and commissions)
Deposit of Certificates	No Charge
Certificate Withdrawal	No Charge
Book-to-Book Transfers	No Charge
Return of Investment Check or EFT	$35.00

The fees are subject to change at any time. This is considered part of the "Terms and Conditions" of the Plan.

PURCHASE OF SHARES

13.           What is the source of the common stock that may be purchased through the Plan?

At our discretion, share purchases will be made on the open market or directly from BorgWarner. Shares purchased from BorgWarner may come from our authorized but unissued shares or from our treasury shares. Share purchases on the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the Plan Administrator determines. Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator.

14.           How will shares be purchased under the Plan?

•	Upon receipt of your funds, the Plan Administrator will invest initial and additional cash purchases as promptly as practicable, normally within five (5) business days.

•
Shares will be posted to your account in whole and fractional shares, computed to four decimal places. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the Plan.

•
In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest the funds within thirty-five (35) calendar clays, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.

•
For automatic monthly purchases, the amounts you have authorized will be withdrawn from your bank account on the 15th day of each month; or on the next succeeding business day if the 15th falls on a weekend or holiday. The funds will be credited to your Plan account and normally invested within five (5) business days after receipt by the Plan Administrator.

•	The Plan Administrator will use your cash to purchase as many full and fractional shares as possible.

15.           How will the price for my shares be determined?

     For shares purchased on the open market, the purchase price will be the weighted average price that the Plan Administrator pays to obtain shares for all participants who acquire shares through the Plan on the same day.  For shares purchased directly from BorgWarner, the purchase price per share will be the average of the daily high and low sales prices of our common stock, as reported on the NYSE on the investment date.  In the event that no trading is reported for the investment date, the purchase price will be the average of the high and low sales prices of our common stock for the most recent business day for which trading for our common stock was reported on the NYSE.

SALE OF PLAN SHARES

16.           How can I sell the shares of common stock that are held in any Plan account?

You may request that the Plan Administrator sell some or all of the shares held in your Plan account. The Plan Administrator will aggregate all shares for which requests to sell were received and will sell the whole shares on the open market through a registered broker-dealer selected at its sole discretion. In such event, you will receive proceeds based on the average sale price of all shares sold, less a transaction fee of $15.00, plus a trading fee of $0.12 per share. The Plan Administrator will deduct these amounts from the cash proceeds paid to you. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. If you opt to sell all of the shares held for you in the Plan, your participation in the Plan will be automatically terminated.

Alternatively, you may choose to sell your shares through a broker-dealer of your choice, in which case you will have to request that the Plan Administrator either (a) electronically transfer your shares to your stockbroker, or (b) issue the shares in certificate form for delivery to your stockbroker before settlement of the sale.

The Plan Administrator may determine the price for the fractional shares either by (a) selling shares on the open market through a registered broker-dealer, or (b) using the current price of our common stock on the NYSE (or such other exchange or quotation system on which our common stock is then listed or quoted), or as quoted by a registered broker-dealer on the date of the request.

17.           If I request the sale of the shares held in my Plan account, when will they be sold?

If you request the sale of shares that are held for you in the Plan, the Plan Administrator will use its best efforts to sell your shares on the open market within 24 hours of receipt of your sale instructions, or as soon as otherwise practicable. A check in payment of the net proceeds will he mailed to you as soon as practicable after the sale has taken place.

There can be no assurances with respect to the Plan Administrator's ability to sell your shares and no assurances as to the prices or timing of such sales, or the terms under which such sales may be transacted. Neither we nor the Plan Administrator has any obligation under the Plan, and assume no responsibility, to purchase whole shares credited to your Plan account if such shares cannot be sold by the Plan Administrator.

DIVIDENDS

18.	How will I be credited with the dividends paid on the shares I have enrolled in the Plan and/or that are being held in my Plan account?

The Plan Administrator will receive the cash dividends (less the amount of any taxes withheld) paid by us on all whole and fractional shares that are enrolled and/or held in the Plan at the dividend record date, and will credit such dividends to your Plan account on the payable date. The dividends received by the Plan Administrator will automatically be reinvested in shares of our common stock.

19.	What if I decide that I would like to receive in cash some of the dividends paid on the shares enrolled or held in the Plan, rather than having them reinvested?

The Plan permits the partial reinvestment of dividends.  Please see Question 7.

REPORTS TO PARTICIPANTS

20.           What reports will I receive as a participant in the Plan?

As soon as practicable after each transaction, you will receive a statement with information about your Plan account, including amounts invested, the purchase and/or sales prices, and the number of shares purchased and/or sold. This statement will provide a record of purchases and sales transacted on your behalf under the Plan and you should retain it for income tax purposes. As a stockholder, you also will receive various communications, including our annual report to stockholders, notices of stockholder meetings, proxy statements, and information for income tax reporting.

ISSUANCE AND DEPOSIT OF STOCK CERTIFICATES

21.	Will certificates be issued to me for shares of common stock purchased through the Plan?

Certificates for shares of common stock that are purchased through the Plan will not be issued to you, unless you request that the Plan Administrator do so.  All shares will be issued to the Plan Administrator or its nominee(s) as agent, and credited to your Plan account in book entry form. The number of shares credited to your Plan account will appear on your account statements. This convenient process protects against loss, theft, or destruction of stock certificates, and reduces our costs.

Shares credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you in your name.

Upon receipt of your request, the Plan Administrator will issue you a certificate for any number of whole shares credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

The name on your Plan account will be identical to the name that appears on the certificate(s) underlying the shares you have enrolled in the Plan and/or that are held for you in the Plan in book entry form. Certificates for whole shares issued to you from the Plan will be registered in the same manner.

22.	How can I arrange for any stock certificate(s) to be held in safekeeping by the Plan Administrator?

If you wish to submit your stock certificate(s) to the Plan Administrator for safekeeping, you should mail them (unendorsed) by registered mail, with a note requesting that they be credited to your Plan account.

If Participants use registered mail, their certificates will be automatically covered by an Administrator blanket bond up to the first $100,000 of value.  Participants should not endorse the certificates or complete the assignment section.

TERMINATION OF PLAN PARTICIPATION

23.           How do I terminate my participation in the Plan?

Participation in the Plan is entirely voluntary. You may terminate your participation at any time by providing notice and instructions to the Plan Administrator. Upon receipt, the Plan Administrator, in accordance with your instructions, will either (a) discontinue the reinvestment of the dividends paid on the shares enrolled and/or held in your Plan account, but continue to hold those shares in book form on your behalf; (b) issue a certificate for the whole shares credited to your Plan account and issue a cash payment for any cash in lieu of a fractional share; or (c) sell the whole shares credited to your Plan account and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less associated trading fees of $0.12 per share and the $15.00 transaction fee.

TAX INFORMATION

24.           What are the federal income tax consequences of participation in the Plan?

Certain federal income tax considerations of participation in the Plan are briefly summarized below. This summary is for general information only and does not constitute tax advice. The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations thereunder, current administrative interpretations and practices of the Internal Revenue Service, or the Service, and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

The tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign shareholder whose distributions arc subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the distribution and the balance will be reinvested. You are urged to consult your personal tax advisor to determine the particular tax consequences that may result from your participation in the Plan.

Tax Consequences of Dividend Reinvestment.  In the case of shares of common stock purchased by the Plan Administrator from us, you will be treated, for federal income tax purposes, as having received a distribution equal to the fair market value, as of the investment date, of the shares of common stock purchased with your reinvested dividends. This amount includes the discount, if any, on reinvestment provided for by the Plan. The fair market value should generally equal the average of the daily high and low sale prices of our shares of common stock, as reported by the NYSE (or such other exchange or quotation system on which our common stock is then listed or quoted) for the investment date.

In the case of shares (including any fractional share) purchased in market transactions or in negotiated transactions with third parties, you will be treated as having received a distribution equal to the amount of cash dividends used to make those purchases, plus the amount of any brokerage fees paid by us in connection with those purchases.

The distributions described above will constitute taxable dividend income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will reduce the basis of your shares of common stock by the amount of the excess distribution, but not below zero. To the extent that excess distributions exceed the tax basis in your shares and provided that you have held your shares as capital assets, you will recognize capital gain, which will be taxable as long-term capital gain if you have held your shares for more than one year.

The tax basis of your shares of stock purchased with reinvested dividends will generally equal the total amount of distributions you are treated as having received, as described above. Your holding period in shares of common stock (including fractional shares) acquired pursuant to the Plan will generally begin on the day after the shares are credited to your account.

Tax Consequences of Optional Cash Payments. Participants who choose to purchase additional shares by electing optional cash payments, and who have also elected to have their dividends reinvested, will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the shares of common stock purchased over the amount of the cash payment made by the participant. The fair market value should generally equal the average of the daily high and low sale prices of our shares of common stock, as reported by the NYSE (or such other exchange or quotation system on which our common stock is then listed or quoted) for the investment date. Any such distributions will be subject to tax in accordance with the rules described above under "—Tax Consequences of Dividend Reinvestment." The tax treatment of participants who purchase shares by electing optional cash purchases or as an initial cash investment, but who have not elected to have their dividends reinvested, is not entirely clear under existing law. However, the Service has indicated in certain private letter rulings, that such individuals will not be treated as having received a taxable distribution with respect to any discount in purchase price offered pursuant to the Plan. Private letter rulings are not binding on the Service and cannot be relied upon by any taxpayer other than those to whom the ruling is addressed. Nevertheless, such rulings often reflect the current thinking of the Service. Therefore, the tax treatment of a purchase of shares under the Plan with an initial cash investment or an optional cash investment may differ depending on whether you are participating in the dividend reinvestment feature of the Plan.

The tax basis of shares of common stock acquired by optional cash payments or as an initial investment will generally equal the total amount of distribution you are treated as having received, as described above, plus the amount of the cash payment. Your holding period in such shares (including fractional shares) generally begins on the day after the applicable dividend payment date in the case of shares purchased from us and on the day after the shares are credited to your account in the case of shares purchased in market transactions.

Tax Consequences of Dispositions. You may realize gain or loss when shares of common stock are sold or exchanged, whether the sale or exchange is made at your request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when you receive a cash payment for a fraction of a share of common stock credited to your account. Assuming that shares have been held as capital assets, such gain or loss will be capital in nature. The amount of the capital gain or loss will be the difference between the amount that you receive for the shares of common stock (including fractional shares) and your tax basis in such shares or fraction thereof. Capital gains of individuals derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Under certain circumstances described below, we, or the Plan Administrator may be required to deduct "backup withholding" on distributions paid to a shareholder, regardless of whether those distributions are reinvested. Similarly, the Plan Administrator may be required to deduct backup withholding from all proceeds of sales of common shares held in a Plan account A participant will be subject to backup withholding if (1) the participant has failed to properly furnish us and the Plan Administrator with the participant's taxpayer identification number; (2) the Service notifies us or the Plan Administrator that the identification number furnished by the participant is incorrect; (3) the Service notifies us or the Plan Administrator that backup withholding should be commenced because the participant has failed to report properly distributions paid to the participant; or (4) when required to do so, the participant has failed to certify, under penalties of perjury, that the participant is not subject to backup withholding.

Backup withholding amounts will be withheld from dividends before those dividends are reinvested under the Plan. Therefore, only this reduced amount will be reinvested in Plan shares. Withheld amounts will generally constitute a tax payment credited on such participant's federal income tax return.

The Plan Administrator will report to you the amount of any dividends credited to your account as well as any brokerage trading fees or other related charges paid by us on your behalf. This information will also be furnished to the Service to the extent required by law.

OTHER INFORMATION

25.	What happens if I decide to sell or transfer all of the certificated shares enrolled in the Plan but not the shares that are held in my Plan account?

If you sell or transfer all of the certificated shares enrolled in the Plan, but continue to hold shares in your Plan account, the cash dividends on the shares held in your Plan account will continue to be reinvested, unless you instruct the Plan Administrator to terminate your participation in the Plan.

26.	If BorgWarner issues additional shares of common stock in connection with a stock dividend or a stock split, how will I receive the additional shares?

Any shares representing stock dividends or stock splits that we distribute on shares of our common stock that you have enrolled in the Plan and/or that are being held in your Plan account will be credited to your Plan account:

27.           How will I be able to vote the shares held in my Plan account?

The shares credited to your Plan account will be automatically added to the shares covered by the proxy provided to you with respect to your certificated and book entry form shares of common stock, and may be voted by you pursuant to such proxy.

28.	What are the responsibilities of BorgWarner and of the Plan Administrator under the Plan?

Except as described below, the Plan Administrator has no responsibility with respect to the preparation or the contents of this Plan. Neither we nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of: (a) failure to terminate a participant's account upon the participant's death or adjudicated incompetence; (b) the prices and times at which shares of common stock are purchased or sold for the participant's account or the terms under which such purchases or sales are made; or (c) fluctuations in the market value of our common stock. Neither we nor the Plan Administrator can assure you of a profit, or protect you against a loss, from the shares purchased or sold through the Plan. An investment in our common stock is subject to significant market fluctuations, as are all equity investments, we cannot control purchases by the Plan Administrator under the Plan and cannot assure you that dividends on our common stock will not be reduced or eliminated in the future.

29.           Who interprets the Plan?

BorgWarner and the Plan Administrator reserve the right to interpret the Plan, as they deem necessary or desirable. Any such interpretation will be final. The Plan, and any related Plan documentation and Plan accounts, will be governed by, and construed in accordance with, the laws of the State of New York.

30.           May the Plan be changed or discontinued?

While we currently expect to offer a dividend reinvestment and stock purchase plan indefinitely, we reserve the right to suspend, modify, or terminate the Plan at any time. You will receive notification of any such suspension, material modification, or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan (including fees and expenses) at any time without notice to you, and any such changes shall not he deemed material modifications to the Plan.

31.           Who do I contact if I have questions about the Plan?

The Plan Administrator will answer any questions you have about buying or selling our common stock through the Plan or about any other Plan services. You may contact the Plan Administrator in the following ways:

•
Internet. You can enroll, obtain information, change the number of shares on which your dividends are to be paid in cash, and perform certain transactions on your account online via Investor Service Direct (ISD). New investors will need to establish a Personal Identification Number (PIN) when setting up their account. Existing stockholders will need to use the Investor Identification Number (IID) which can be found in a bolded box on your check stub, statement, or advice to establish your PIN. In order to access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your IID and self-assigned PIN.

•	To access Investor ServiceDirect please visit the BNY Mellon Shareowner Services website at: www.bnymellon.com/shareowner/isd.

•
Written Inquiries. You may make an e-mail inquiry by following the instructions on the Investor ServiceDirect website. Please address all other correspondence concerning the Plan to the Plan Administrator at the following address:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services
P.O. Box 358035
Pittsburgh, PA 15252-8035

Be sure to include your name, address, daytime phone number, IID, and a reference to BorgWarner Inc. on all correspondence.

•	Telephone Inquiries. The Plan Administrator may be reached directly by dialing:

1-800-851-4229 (dedicated number in the United States and Canada)
1-800-231-5469 (for the hearing impaired) (TDD))
1-201-680-6578 (outside of the United States and Canada)

An automated voice response system' is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

PLAN OF DISTRIBUTION

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Our common stock may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.
LEGAL MATTERS

The legality of the issuance of the shares of common stock offered hereby has been passed upon for us by Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan.

EXPERTS

The consolidated financial statements of BorgWarner Inc. as of and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 2009 and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of BorgWarner Inc. as of December 31, 2008 and 2007, and for each of the two years in the period ended December 31, 2008 incorporated by reference in the registration statement, including this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee	$1,162.91
Legal fees and expenses (including Blue Sky fees)	$10,000.00
Accounting fees and expenses	$12,000.00
Printing	$5,000.00
Miscellaneous	$1,837.09
Total	$30,000.00

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 102 of the DGCL, BorgWarner Inc.’s  restated certificate of incorporation provides that no director shall be liable to BorgWarner Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to BorgWarner Inc. and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BorgWarner Inc.’s restated certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows BorgWarner Inc. to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

The registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

For information concerning the registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16.  Exhibits.

Exhibit Number	Exhibit Description

3.1/4.1	Restated Certificate of Incorporation of registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).
3.2/4.2	Amended and Restated By-Laws of registrant(incorporated by reference to Exhibit 3.2/4.2 of the initial filing of this registration statement).*
3.3/4.3
Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.4/4.4
Certificate of Ownership and Merger Merging BorgWarner Inc. into Borg-Warner Automotive, Inc. (incorporated by reference to Exhibit 99.1 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

5.1	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. (including the consent of such Firm).**
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the original filing of the Registration Statement).*

* Previously filed.
** Filed herewith.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, Michigan, on February 15, 2010.

BorgWarner Inc.

By:	/s/ Timothy M. Manganello
Timothy M. Manganello
Chairman of the Board and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/S/ Timothy M. Manganello Timothy M. Manganello	Chairman of the Board, Director, Chief Executive Officer and Director (principal executive officer)	February 15, 2010
/S/ Robin J. Adams Robin J. Adams	Director, Executive Vice President, Chief Financial Officer and Chief Administrative Officer (principal financial and accounting officer)	February 15, 2010
* Phyllis O. Bonanno	Director	February 15, 2010
* David T. Brown	Director	February 15, 2010
* Dennis C. Cuneo	Director	February 15, 2010
* Jere A. Drummond	Director	February 15, 2010
* John R. McKernan, Jr.	Director	February 15, 2010
* Alexis P. Michas	Director	February 15, 2010
* Ernest J. Novak, Jr.	Director	February 15, 2010
* Richard O. Schaum	Director	February 15, 2010
* Thomas T. Stallkamp	Director	February 15, 2010

*By: John J. Gasparovic
John J. Gasparovic
As attorney-in-fact for the person indicated
indicated

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. (including the consent of such firm).**
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5.1).**

** Filed herewith